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                                                                    EXHIBIT 99.1

                       [AMERICA SERVICE GROUP INC. LOGO]
                                  NEWS RELEASE


CONTACT: MICHAEL CATALANO                        MICHAEL W. TAYLOR
         CHAIRMAN, PRESIDENT AND                 SENIOR VICE PRESIDENT AND
          CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER
         (615) 373-3100                          (615) 373-3100


                         AMERICA SERVICE GROUP ANNOUNCES
                 CLOSING OF NEW $50 MILLION AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT
                  ---------------------------------------------
                           ANNOUNCES CONTRACT UPDATES


BRENTWOOD, Tennessee, (October 31, 2005) - America Service Group Inc. (NASDAQ:ASGR) announced today that it has closed a new $50 million Amended and Restated Revolving Credit and Security Agreement with one of its current lenders. This new credit facility replaces the Company's current facility, which expires today. Availability under the credit facility will be limited to a maximum amount of $25 million until the completion of the recently announced Audit Committee investigation into certain matters at the Company's pharmacy subsidiary. A copy of the Amended and Restated Revolving Credit and Security Agreement is being filed by the Company as an exhibit to a current report on Form 8-K filed with the SEC.

Michael Taylor, chief financial officer of the Company, said, "We are pleased to announce the closing of the Company's new three-year credit facility. The credit facility should provide the Company adequate liquidity to fund its operating needs."

Additionally, the Company announced today that its operating subsidiary, Prison Health Services, Inc. (PHS), has been awarded two new contracts totaling approximately $7.5 million in annualized revenues. Effective November 1, 2005, PHS will provide comprehensive healthcare services to the Guilford County, North Carolina, Adult and Juvenile Detention Centers, covering an average population of approximately 1,100 detainees. PHS had previously provided services to Guilford County through June 30, 2005, and was significantly underbid by an industry competitor, who provided services from July 1, 2005 through October 31, 2005. PHS has also entered into a definitive agreement to provide comprehensive healthcare services to the Kent County (Grand Rapids, Michigan) Correctional Facility and Juvenile Detention Center, encompassing approximately 1,470 inmates at four sites, effective January 1, 2006.

"We are very pleased to return as Guilford County's healthcare provider and look forward to an equally rewarding partnership with the Kent County Sheriff's Office," stated Lawrence H. Pomeroy, chief development officer of the Company.

Additionally, the Company noted that effective September 30, 2005, PHS ceased providing services to the Metropolitan Government of Nashville and Davidson County. Effective October 1, 2005, this client is being served by a new provider as a result of a recent competitive rebid. For the nine months ended September 30, 2005, the Company lost approximately $300,000 on approximately $3.4 million of revenues under this contract.

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America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

CAUTIONARY STATEMENT
This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

-        potential adverse effects to our financial condition,

- results of operations or prospects as a result of any changes to prior period financial statements, necessitated by its recently announced Audit Committee investigation;

- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

- the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services;

-        the possible effect of adverse publicity on the Company's business;

- increased competition for new contracts and renewals of existing contracts;

-        the Company's ability to execute its expansion strategies;

- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

-        the outcome of pending litigation;

-        the Company's dependence on key personnel; and

- the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


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